Exhibit 99.1

    Davel Communications, Inc. Reports Second Quarter 2004 Financial Results

     CLEVELAND--(BUSINESS WIRE)--Aug. 13, 2004--Davel Communications, Inc. (OTCBB:DAVL) today announced financial results for the quarter ended June 30, 2004.
     The net loss for the quarter was $2.9 million, or $0.01 per common share, compared to a net loss of $33.7 million, or $0.05 per common share, in 2003. The reported net loss includes adjustments to dial-around revenues of $1.2 million in the quarter ended June 30, 2004 and asset impairment charges of $27.1 million in the second quarter of 2003 to write-down the carrying value of the Company's payphone assets and goodwill to their fair values. The dial-around adjustment in 2004 is principally due to the recovery of prior years' dial-around compensation relating to a mandatory industry-wide reconciliation among long-distance carriers and payphone providers resulting from retroactive rate changes ordered by the FCC. Without these adjustments, the Company's net loss would have declined by $2.5 million, or 37.9%.
     Total revenues for the second quarter of 2004, which includes the $1.2 million dial-around compensation adjustment described above, were $14.1 million compared to $19.7 million in the same period of 2003. Without the dial-around adjustment, total revenues decreased $6.8 million, or 34.5%, primarily due to a reduction in the average number of payphones in service as well as a 5.4% decline in average revenues per phone. The decline in revenues per phone is attributable to the decline in payphone usage arising from the impact of wireless communications, which prompted the Company to aggressively pursue its previously announced strategy to remove low revenue payphones during 2003 and 2004.
     On August 12, 2004, the FCC released an order to increase the dial-around compensation rate from $0.24 per call to $0.494 per call (the "2004 Order"). The new rate will become effective 30 days after publication in the Federal Register and may be subject to appeal by long-distance carriers or other parties. Although the Company expects the 2004 Order to be in effect during the fourth quarter of 2004, the Company is unable to determine the potential increase in revenues due to the uncertainty regarding the effect of the rate increase, if any, on the volume of dial-around calls.
     Total operating expenses for the second quarter of 2004 declined by $9.2 million, or 37.2%, due to a decrease in the average number of payphones in service during the second quarter of 2004 and cost saving measures initiated by the Company during 2003 and 2004. The Company expects further cost savings during 2004 as a result of its efforts to reduce telephone charges by utilizing competitive local exchange and alternate carriers, by outsourcing certain payphone collection and maintenance activities and other operating expense reductions.
     The Company's second quarter losses from operations, which include the dial-around compensation adjustments and asset impairment charges described above, decreased from $32.1 million in 2003 to $1.4 million in 2004. Without these adjustments, the Company's loss from operations would have declined by $2.4 million, or 48.0%.
     Total revenues in the first half of 2004 were $27.3 million compared to $42.6 million in the first half of 2003. Total revenues include $2.4 million and $3.9 million of net revenues from dial-around compensation adjustments in the first half of 2004 and 2003, respectively. Without these adjustments, total revenues decreased by $13.8 million, or 35.7%, primarily due to the decrease in the average number of payphones in service and the decrease in revenues per phone as discussed above. Operating expenses declined by $18.6 million, or 36.6%, from $50.8 million in the first half of 2003 to $32.2 million in the first half of 2004. This decrease is primarily due to the reduction in pay telephones and the cost savings initiatives described above. The Company's operating loss, decreased from $35.3 million in the first six months of 2003 to $4.9 million in 2004 primarily as a result of the second quarter 2003 asset impairment charges. The net loss for the six months ended June 30, 2004 was $7.9 million, or $0.01 per common share, compared to a net loss of $38.5 million, or $0.06 per common share in 2003. Without the asset impairment charges, the Company's net loss would have declined by $3.5 million, or 30.7%.
     At June 30, 2004, the Company was not in compliance with certain financial covenants and did not make a $1.4 million debt payment due under its secured credit agreement. The Company has executed an amendment to its secured credit agreement that provides for the deferral of the required payment and waives compliance with the applicable financial covenants. The Company has also had discussions with its lenders regarding the possible restructuring of its $126.5 million secured debt. Any such restructuring could potentially include a debt-for-equity exchange that may substantially dilute the interests of the Company's existing non-lender shareholders. There can be no assurance that the Company's lenders, who own more than 95% of the Company's common stock, will be willing to negotiate a reduction in the outstanding balance due under the secured credit agreement.
     Founded in 1979, Davel is the largest independent provider of pay telephones and related services in the United States with operations in 46 states and the District of Columbia. Davel serves a wide array of customers operating principally in the shopping center, hospitality, health care, convenience store, university, service station, retail and restaurant industries.

     Forward-Looking Statements

     Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended June 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.


DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for share and per share amounts)
----------------------------------------------------------------------

                   Three Months Ended           Six Months Ended
                         June 30                     June 30
                       (Unaudited)                 (Unaudited)
               --------------------------- ---------------------------
                   2004          2003          2004          2003
               ------------- ------------- ------------- -------------

Revenues:
  Coin calls   $      8,919  $     13,520  $     17,750  $     26,699
  Non-coin
   calls              4,013         6,202         7,149        12,013
  Dial-around
   compensation
   adjustments        1,206             -         2,422         3,928
                ------------  ------------  ------------  ------------
                     14,138        19,722        27,321        42,640

Operating expenses:
  Operating
   expenses          15,508        24,700        32,189        50,820
  Asset
   impairment
   charges                -        27,141             -        27,141
                ------------  ------------  ------------  ------------
                     15,508        51,841        32,189        77,961
                ------------  ------------  ------------  ------------

Loss from
 operations          (1,370)      (32,119)       (4,868)      (35,321)

  Interest
   expense, net      (1,669)       (1,663)       (3,281)       (3,249)
  Other income          158            66           236           112
                ------------  ------------  ------------  ------------
Net loss       $     (2,881) $    (33,716) $     (7,913) $    (38,458)
                ============  ============  ============  ============

Net loss per
 common share,
 basic and
 diluted             ($0.01)       ($0.05)       ($0.01)       ($0.06)
                ============  ============  ============  ============

Weighted
 average shares
 outstanding,
 basic and
 diluted        615,018,963   615,018,963   615,018,963   615,018,963
                ============  ============  ============  ============



CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
----------------------------------------------------------------------

                                                June 30
                                                  2004     December 31
                                              (Unaudited)     2003
                                              ------------ -----------
Assets
  Total current assets                        $    11,991  $   18,672
  Property and equipment, net                      18,004      22,878
  Intangible assets, net                            5,198       6,746
  Other assets                                      1,888       2,026
                                               -----------  ----------
  Total assets                                $    37,081  $   50,322
                                               ===========  ==========


Liabilities and shareholders' deficit
  Current liabilities                         $    22,057  $   26,861
  Long-term debt                                  125,438     125,962
  Shareholders' deficit                          (110,414)   (102,501)
                                               -----------  ----------
  Total liabilities and shareholders' deficit $    37,081  $   50,322
                                               ===========  ==========


     CONTACT: Davel Communications, Inc.
              Woody McGee or Donald L. Paliwoda, 216-241-2555